EXHIBIT 10.1.2


                               SECOND AMENDMENT TO
                              DELTA WOODSIDE GROUP
                   DEFERRED COMPENSATION PLAN FOR KEY MANAGERS

         This Second Amendment is made and entered into as of the 16th day of January, 2004 by Delta Woodside Industries, Inc. (the "Company"), Delta Mills, Inc. and Delta Mills Marketing, Inc.

         The Delta Woodside Group Deferred Compensation Plan for Key Managers, as amended and restated June 30, 2000 (as amended, the "Plan"), is amended as follows (capitalized terms not defined herein shall have the meaning set forth in the Plan):

SECTION 1. ACCELERATED PAYMENT FOR CURRENT EMPLOYEES. With respect to each Participant who is an employee of the Company or any of its subsidiaries as of the date of this Second Amendment, such Participant's accrued benefits shall be paid as follows, subject to Section 2. and Section 3.:

         (A) On February 15, 2004, the Company shall pay such Participant 40% of such Participant's accrued but unpaid benefits under the Plan as of such date.

         (B) On February 15, 2005, the Company shall pay such Participant 50% of such Participant's accrued but unpaid benefits under the Plan as of such date.

         (C) On February 15, 2006, the Company shall pay such Participant 66 2/3% of such Participant's accrued but unpaid benefits under the Plan as of such date.

         (D) On February 15, 2007, the Company shall pay such Participant 100% of such Participant's accrued but unpaid benefits under the Plan as of such date.

SECTION 2. CONDITIONS TO ACCELERATED PAYMENT.

         (A) CREDIT FACILITY OR INDENTURE DEFAULT. No payment shall be made under Section 1. if, at the time such payment is to be made, a default exists, or would exist upon the making of the payment, under the terms of either (i) the Revolving Credit and Security Agreement dated as of March 31, 2000 between GMAC Commercial Credit LLC and Delta Mills, Inc., as amended from time to time (the "Credit Facility"), or any substitute or replacement credit agreement, or (ii) the Indenture dated as of August 25, 1997 with respect to the Delta Mills, Inc. Series A and Series B 9 5/8% Senior Notes due 2007 with The Bank of New York, as Trustee, as amended from time to time (the "Indenture"), unless a valid and binding written waiver has been obtained with respect to such default or potential default.

         (B) INDENTURE FIXED CHARGE COVERAGE RATIO TEST. No payment shall be made under Section 1. if Delta Mills, Inc., at the time such payment is to be made, fails to meet the fixed charge coverage ratio test set forth in Section 4.09 of the Indenture (for the most recently ended four full fiscal quarters, determined on a pro forma basis as set forth in Section 4.09 of the Indenture), regardless of whether a waiver has been obtained with respect to such failure.

         (C) DEFERRAL OF PAYMENTS. Any payment that is not made as a result of the conditions established by this Section shall be made at the earliest time that such payment can be made in compliance with such conditions.

SECTION  3.  TERMINATION  OF  EMPLOYMENT.  If,  after  the  date of this  Second
Amendment, a Participant terminates service with the Company and its subsidiaries, such Participant shall receive payment of his remaining accrued but unpaid benefits in a single lump sum as soon as reasonably practicable (but in any event within 45 days of the date of termination). Termination of service for purposes of this Second Amendment includes termination of service for any reason, including Retirement or any other Termination of Service as defined in the Plan.

SECTION 4. RETIRED EMPLOYEES. Any Participant who is no longer an employee of the Company or any of its subsidiaries, as of the date of this Second Amendment, but is entitled to receive benefits under the Plan shall receive payment of his remaining accrued but unpaid benefits at the earliest date(s) that the Participant is entitled to receive such benefits (a) in accordance with Section
1. (subject to Section 2.), treating such Participant for this purpose as though the Participant were still an employee of the Company, or (b) in accordance with the otherwise applicable terms of the Plan relating to payment of benefits upon termination of service.

SECTION 5. NO ADDITIONAL ACCRUAL OF BENEFITS; ACCRUAL OF INTEREST. Effective as of the date of this Amendment, no further Elective Deferrals or Deemed Deferrals shall be credited to any Account of any Participant, and no Participant otherwise shall accrue any additional benefits under the Plan, provided that a Participant's Accounts shall continue to be credited with the Interest Equivalent in accordance with the terms of the Plan, as amended. The Plan shall terminate effective as of the date that all accrued benefits under the Plan have been paid.

SECTION 6. CHANGES TO DEFINITIONS. The "Committee" henceforth shall consist of the members of the Compensation Committee of the Board of Directors of the Company.

SECTION 7. PLAN. Except as expressly amended hereby, the terms of the Plan shall remain unchanged, and the Plan shall remain in full force and effect.

SECTION8. BUSINESS DAY. If any payment under this Second Amendment is due on a day that is not a business day, such payment shall be made instead on the next succeeding business day.

Executed as of the date first set forth above.

DELTA WOODSIDE INDUSTRIES, INC.             DELTA MILLS, INC.

By:      /s/ W.H. Hardman, Jr.              By:      /s/ W.H. Hardman, Jr.
------------------------------                  ------------------------------
Name:    W.H. Hardman, Jr.                  Name:    W.H. Hardman, Jr.
Title:   CFO                                Title:   CFO


DELTA MILLS MARKETING, INC.

By:      /s/ W.H. Hardman, Jr.
------------------------------
Name:    W.H. Hardman, Jr.
Title:   CFO